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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                       (DATE OF EARLIEST EVENT REPORTED):

                               SEPTEMBER 21, 2001


                                 ANTIGENICS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          DELAWARE                             000-29089                             06-1562417

(STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)
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                          630 FIFTH STREET, SUITE 2100
                            NEW YORK, NEW YORK 10111

                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                 (212) 332-4774

                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

In August, we had a series of meetings with the U.S. Food and Drug Administration ("FDA") to discuss, among other things, the clinical development strategies for some of our products. The following are important outcomes from those meetings:

     - The FDA informed us that Oncophage(R), our lead cancer vaccine, may meet the requirements needed for designation as a "Fast Track" product. This designation could potentially shorten our approval timeline once we have sufficient data from our Phase III clinical trial in renal cell carcinoma and our planned pivotal trials for metastatic melanoma. Because of this, we have submitted an application for "Fast Track" designation with the FDA and we anticipate a response from the FDA early in the fourth quarter.

     - Based on our follow-up meeting with the FDA regarding ATRAGEN(R), our intravenous formulation of all-trans-retinoic acid, we think that an accelerated approval of ATRAGEN in acute promyelocytic leukemia is unlikely. Therefore, we are focusing our development strategy for ATRAGEN on other cancer indications that represent larger market opportunities.


This Current Report on Form 8-K contains forward-looking statements. These include statements about the period during which we expect to receive a response to our application for "Fast Track" designation for Oncophage and the length of the approval timeline for Oncophage. Several risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. These factors include our ability to satisfy regulatory requirements, the progress and ultimate outcome of our clinical trials, competition from pharmaceutical and biotechnology companies and other risks identified in our SEC filings.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ANTIGENICS INC.

Date: September 21, 2001

                                      By: /s/ Garo H. Armen
                                         -------------------------------------
                                          Garo H. Armen, Ph.D.
                                          Chairman and Chief Executive Officer